                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       BOETTCHER PENSION INVESTORS LTD.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                       BOETTCHER PENSION INVESTORS LTD.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

          N/A
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     (2) Aggregate number of securities to which transaction applies:

         N/A
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         $8,500,000 purchase price of substantially all assets
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     (4) Proposed maximum aggregate value of transaction:

         $8,500,000
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     (5) Total fee paid:

         $1,700
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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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
                                                                Preliminary Copy

                       BOETTCHER PENSION INVESTORS LTD.
                             77 West Wacker Drive
                           Chicago, Illinois  60601


               NOTICE OF SPECIAL MEETING OF THE LIMITED PARTNERS
                      OF BOETTCHER PENSION INVESTORS LTD.


          NOTICE IS HEREBY GIVEN that a Special Meeting of Limited Partners of Boettcher Pension Investors Ltd., a Colorado limited partnership (the "Partnership"), will be held at ________________________, Denver, Colorado, on November ___, 1997, at 10:00 a.m., Mountain Standard Time, for the following purpose:

          To consider and approve a proposal to sell substantially all of the assets of the Partnership, comprised of the shopping center property owned by the Partnership located in Provo, Utah, commonly known as Parkway Village Shopping Center, and to subsequently liquidate and dissolve the Partnership.

          Only limited partners of record at the close of business on October ___, 1997 are entitled to notice of, and to vote at the special meeting.

          It is very important that all limited partners participate in the voting. The Partnership's ability to complete the transaction discussed in the Proxy Statement and make distributions to the limited partners in liquidation and dissolution of the Partnership pursuant to the terms of the limited partnership agreement is dependent upon the approval of the holders of a majority in interest of the limited partnership units.

          BPL Holdings, Inc., a Delaware corporation, as the managing general partner of the general partner of the managing general partner of the Partnership, urges you to sign and return the enclosed proxy as promptly as possible and in any event by November ___, 1997. The proxy should be returned in the enclosed envelope.



                                BPL Holdings, Inc., managing general partner of Boettcher Properties, Ltd., general partner of Boettcher Affiliated Investors, L.P., managing general partner of the Partnership


Dated:  October ___, 1997

                                                                Preliminary Copy

                                PROXY STATEMENT
                           ________________________

                    SPECIAL MEETING OF THE LIMITED PARTNERS
                               October ___, 1997
                        PURPOSE OF THE SPECIAL MEETING


          On November ___, 1997, Boettcher Pension Investors Ltd., a Colorado limited partnership (the "Partnership"), intends to hold a Special Meeting of Limited Partners (the "Special Meeting") to consider a proposal to sell substantially all of the assets of the Partnership, comprised of the shopping center property owned by the Partnership located in Provo, Utah, commonly known as Parkway Village Shopping Center (the "Property"), and to subsequently liquidate and dissolve the Partnership. The sale of the Property is intended to be made pursuant to the terms of a Purchase and Sale Agreement (as amended or supplemented from time to time, the "Purchase and Sale Agreement") dated effective July 14, 1997 between the Partnership and Sussex, L.C., a Utah limited liability company (the "Buyer"). The proposed sale of the Property is described below in this Proxy Statement, which is first being mailed on October ___, 1997 to the limited partners (the "Limited Partners") of record as of October ___, 1997.

          The managing general partner of the Partnership is Boettcher Affiliated Investors L.P. (the "Managing General Partner"). Boettcher Properties, Ltd. ("BPL"), which is 98% owned by BPL Holdings, Inc. ("Holdings"), is the general partner of the Managing General Partner. Holdings is the managing general partner of BPL.

          Upon the closing of the sale of the Property, the sale proceeds will be used to repay the mortgage secured by the Property and expenses of sale. Thereafter, the Managing General Partner will proceed to liquidate and dissolve the Partnership, applying the remaining net proceeds from the sale of the Property and any other funds of the Partnership in the following manner:

          1. To the payment of remaining debts and liabilities of the Partnership and the expenses of liquidation;

          2. To the setting up of cash reserves, if necessary, to cover any contingent liabilities identified by the Managing General Partner arising out of or in connection with the operations of the Partnership, including any additional reserves to cover environmental remediation expenses and liabilities; and

          3.   To distributions to the Limited Partners.

Once this liquidation has been completed, the operations of the Partnership will cease and the Partnership will be dissolved.

                                                                Preliminary Copy

          Based upon financial information as of July 31, 1997 and the estimated distributions in liquidation and dissolution of the Partnership after the sale of the Property, set forth below is a summary of cash distributions to the Limited Partners to date and estimated distributions in liquidation and total distributions (without regard to federal and state income taxes or any additional reserves or expenses to cover environmental remediation liabilities) per $1,000 unit:

          Distributions to date                            $  722.01

          Estimated distributions in liquidation              288.00
                                                           ---------
          Total estimated distributions per $1,000 Unit    $1,010.01
                                                           =========

          Proxies in the form enclosed, properly executed and duly returned, will be voted in accordance with the instructions thereon. Properly executed proxies that are returned, but in which no direction on the proposal is given, will be voted for the proposal. Proxies will be voted in the foregoing manner with respect to any proposal to adjourn the Special Meeting. Proxies cannot be revoked except by submitting a duly executed proxy bearing a later date or by voting in person at the Special Meeting. Officers and other employees of Holdings and/or its affiliates may solicit proxies by telephone, telefacsimile, telegraph or personal interview, as well as by mail. No compensation will be paid to any person for soliciting proxies. The cost of the solicitation will be paid by the Partnership.

          The Partnership has only one class of limited partners and no Limited Partner has a right of priority over any other Limited Partner. The participation of the Limited Partners is divided into limited partnership interests and each Limited Partner owns one limited partnership interest (a "Unit") for each $1,000 of capital contributed by such Limited Partner to the Partnership.

          As of July 31, 1997, the Partnership had 10,717 Units outstanding, held by approximately 830 holders of record. There is no established trading market for the Units. The Partnership is not aware of any person or group of persons who beneficially own more than 5% of the outstanding Units. An affiliate of the Managing General Partner and Holdings owns two Units and such affiliate intends to vote these Units in favor of the proposed sale of the Property and subsequent liquidation and dissolution of the Partnership. None of the officers or directors of Holdings own any Units. Only Limited Partners of record at the close of business on October ___, 1997 will be entitled to notice of and to vote at the Special Meeting.

          The Board of Directors of Holdings, on its own behalf and as the managing general partner of the general partner of the Managing General Partner, unanimously approved the proposed sale of the Property and the subsequent liquidation and dissolution of the Partnership and recommends that the Limited Partners approve the sale of the Property and the subsequent liquidation and dissolution of the Partnership. The sale of the Property and subsequent liquidation and dissolution of the Partnership is the proposal that is the subject of this proxy solicitation, and such proposal will be adopted only if approved by the holders of a majority in interest of the Units. Each Unit is entitled to one vote on the proposal.

                                                                Preliminary Copy

                            PROPOSED SALE OF ASSETS

Forward-Looking Statements

          This Proxy Statement contains forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended) representing the Managing General Partner's current expectations and beliefs concerning future events. When used in this Proxy Statement, the words "may," "will," "should," "continue," "believe," "estimate," "plan," "expect," "intend," "anticipate," or the negation thereof or other variations thereon or comparable terminology as they relate to the Partnership or its management are intended to identify forward-looking statements. The matters set forth in this Proxy Statement constitute statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. The actual results of the Partnership could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties related to and including, without limitation, the Partnership's ability to sell its remaining real estate investment, the levels of rental income and expenses relating to its real estate investment, and the extent of additional costs to complete environmental remediation at its remaining property. These risks and uncertainties are beyond the ability of the Managing General Partner to control; in many cases, the Managing General Partner cannot predict the risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements.

Description of the Property

          The Property is located at 2255 North University Parkway, Provo, Utah. The Property, improved in the summer of 1984, consists of approximately 10.05 acres of land and four buildings containing approximately 102,000 square feet of net rentable area.

          The Property is adequately maintained. No major capital improvements have been requested by the Buyer as a condition of sale; however, the original price of the Property was reduced by $100,000 through negotiations between the Buyer and the Partnership as a result of the potential cost of certain anticipated maintenance of the Property relating to parking lot and shopping center roof repairs. In the event the proposed sale does not occur, it is anticipated that the parking lot and shopping center roof would require maintenance in the next one to two year period. The cost estimates for this maintenance range from $350,000 to $400,000. Additionally, as discussed below under "Factors Affecting Decision to Sell the Property," it is anticipated that the Property will incur additional maintenance costs in the future as the Property ages.

Acquisition of the Property by the Partnership

          On September 30, 1985, the Partnership funded a $2,582,000 participating subordinated mortgage loan on the Property. The loan was secured by a Deed of Trust and assignment of rents from the Property and was subordinate to the interest of the holders of $7,615,000 of Industrial Development Revenue Bonds ("IDRB's") issued in connection with

                                                                Preliminary Copy

development of the Property, which were secured by a letter of credit issued by California Federal Bank ("Cal Fed") and a surety agreement provided by Industrial Indemnity ("Indemnity"). The Partnership's loan was also secured by the joint and several personal guarantees of the three individual general partners of the borrower, Johansen, Thackeray, MacKenzie Properties, Ltd. ("JTM").

          On November 15, 1991 Cal Fed's letter of credit and Indemnity's surety agreement, both of which secured the IDRB's, were scheduled to expire. JTM attempted to extend both the letter of credit and surety agreement; however, both Cal Fed and Indemnity declined to extend their agreements. As a result, on November 15, 1991 Cal Fed's letter of credit was drawn by the IDRB's trustee in the amount of $7,615,000 and the bondholders were paid in full. Under the bond documents, JTM was required to reimburse Cal Fed for amounts advanced by Cal Fed under its letter of credit. JTM did not have the funds to reimburse Cal Fed and, as a result, Cal Fed initiated a foreclosure proceeding by filing suit in the Fourth Judicial District Court of Utah County, State of Utah, against JTM. In addition, Cal Fed proceeded against JTM under the power of sale provisions in their Deed of Trust on the Property.

          On December 6, 1991 Cal Fed filed a Notice of Default related to the IDRB's in the official records of Utah County, State of Utah. In order to protect the Partnership's investment in the Property, the Partnership filed an Involuntary Petition under Chapter 11 of the United States Bankruptcy Code in the District of Utah Central Division against JTM on March 20, 1992. Due to the uncertainties related to the Partnership's ability to restructure the financing on the Property and/or acquire the Property through a Plan of Reorganization in the Bankruptcy Court, the Partnership recorded an allowance for loss on loan in the amount of $2,617,171 (the carrying value of the Property) during fiscal 1992. In addition, as a result of past operating deficits generated by the Property, the borrower was delinquent in the payment of interest owed to the Partnership and was in default on the promissory note payable to the Partnership. The borrower owed the Partnership $421,572, representing the deficiency in interest payments for the 44 months ended March 1992. Further accrual of interest on this loan was suspended as a result of the borrower's involuntary bankruptcy in March 1992. As a result of the borrower's default and the uncertainties related to the eventual recovery from the guarantors of this past due interest, a reserve for uncollectible interest in the amount of $421,572, representing all accrued interest receivable, was recorded in fiscal 1992.

          The Partnership filed a Plan of Reorganization and Disclosure Statement as a major creditor of JTM on November 16, 1992, as amended subsequently, whereby the Partnership sought to obtain ownership of the Property.

          On May 5, 1993, the Partnership acquired the Property from JTM in accordance with an Order Confirming Creditor's Amended Plan of Reorganization issued by the United States Bankruptcy Court for the District of Utah Central Division. Thus, all legal proceedings with respect to this matter were terminated and the Partnership became the owner of the Property, free from any claims asserted by any party to the Bankruptcy Court proceedings.

                                                                Preliminary Copy

Description of Buyer

          The Buyer is Sussex, L.C., a Utah limited liability company. The principal executive offices of Buyer are located at 185 South State Street, Suite 360, Salt Lake City, Utah 84111, and its telephone number is (801) 532-7448. To the knowledge of the Managing General Partner, the Buyer and its affiliates are unrelated to the Partnership and its affiliates.

Purchase Price

          Pursuant to the terms and conditions of the Purchase and Sale Agreement, the Partnership has agreed to sell the Property to Buyer upon approval of the holders of a majority in interest of the Units. Subject to the adjustments described below, the purchase price for the Property is $8,500,000.

          The purchase price for the Property will be adjusted as of the closing date with respect to all items of income and expense associated with the operation of the Property. These adjustments will reflect that all expenses and income attributable to the period on or after the closing date shall be allocated to the Buyer and those prior to the closing date will be allocated to the Partnership. At closing, all principal and interest on indebtedness relating to the Property will be repaid, which is estimated to total approximately $5,670,000 (assuming a closing date of November 15, 1997). See "Distributions in Liquidation of the Partnership." In addition, the Buyer will be credited with, or the purchase price reduced for, certain liabilities relating to the Property at closing including, among others, the amount of refundable tenant security deposits owed to tenants of the Property. See Note 2 of the Notes to Unaudited Pro Forma Financial Information for a detailed description of the estimated closing adjustments.

          Upon closing, a sales commission will be paid to Professional Investment Advisors (the "Broker"), the Partnership's exclusive listing agent for the sale of the Property. Under the listing agreement, the Broker will be paid 3 1/2% of the first $8,000,000 of the purchase price and 4 1/2% of the purchase price exceeding $8,000,000. Based upon the $8,500,000 purchase price of the Property, the sales commission will equal $302,500. The Broker is unrelated to the Partnership and its affiliates.

          In connection with the execution of the Purchase and Sale Agreement, the Buyer deposited $100,000 into escrow as an earnest money deposit. Buyer completed its due diligence review of the Property and according to the terms of the Purchase and Sale Agreement its earnest money deposit became "non-refundable" on August 25, 1997, unless the Purchase and Sale Agreement is terminated for a failure of a condition precedent to Buyer's obligation. If the Purchase and Sale Agreement is terminated by Buyer for a failure of a condition precedent to Buyer's obligation, in addition to the return of the deposit, the Partnership will be obligated to reimburse the Buyer for all reasonable out-of-pocket costs and expenses actually incurred by the Buyer in performing its due diligence with respect to the Property, but such reimbursement shall not exceed $50,000. Currently, the closing of the sale is expected to occur no later than 30 days after the sale is approved by the Limited Partners.

                                                                Preliminary Copy

Conditions to Closing

          Because the closing of the Purchase and Sale Agreement is conditioned upon, among other things, the approval of holders of a majority in interest of the Units, there can be no assurance that the proposed sale will occur. The Buyer's further obligations under the Purchase and Sale Agreement are subject to, among other things, the satisfaction of certain conditions including, approval of the transaction by the holders of a majority in interest of the Units on or before November 17, 1997 and the accuracy of the Partnership's representations and warranties under the Purchase and Sale Agreement.

          The Partnership's further obligations under the Purchase and Sale Agreement are subject to, among other things, approval of the transaction by the holders of a majority in interest of the Units on or before November 17, 1997, and Buyer's payment of the purchase price for the Property.

Regulatory Compliance

          There are no federal or state approvals required and no federal or state regulatory requirements which must be met in order to close the sale of the Property under the Purchase and Sale Agreement.

Factors Affecting Decision to Sell the Property

          General. The Managing General Partner's determination that the sale of the Property under the terms set forth in the Purchase and Sale Agreement is advantageous to the Partnership is based primarily upon the following factors:
(i) the fairness of the purchase price; (ii) the current strength of the Provo, Utah, real estate market; (iii) the potential for increased maintenance and capital improvement costs in future years as the Property ages; and (iv) the potential for increased competition for anchor tenants.

          Notwithstanding the Managing General Partner's recommendation to approve the sale of the Property to Buyer, consideration should be given to certain disadvantages of a current sale. The Managing General Partner has identified the following as possible disadvantages of the sale of the Property as described herein: (i) the possibility of obtaining a higher price from the sale of the Property to other buyers; (ii) the possibility of continuing improvement in the Provo, Utah real estate market to the extent that such improvement might result in materially higher net proceeds from a sale of the Property in the future; (iii) the possibility that future maintenance and capital improvement costs will be more than offset by future appreciation of and/or increases in revenues generated by the Property; and (iv) the recognition of taxable gain resulting from a sale of the Property in 1997 rather than in a future year.

          Purchase Price. The Managing General Partner believes that the $8,500,000 purchase price for the Property represents a fair price to the Partnership based on the (i) extensive marketing of the Property to many potential buyers utilizing the office of the

                                                                Preliminary Copy

Broker, and (ii) the purchase price of the Property being virtually equal to the most recent appraised value of the Property as determined by an independent real estate appraisal firm.

          After the decision was made to attempt to sell the Property, several real estate brokerage firms were interviewed, not only to determine their capability, but to elicit their opinions as to market conditions, pricing considerations and timing factors. The Managing General Partner then considered whether the Property should be marketed directly to potential buyers or through one of the brokerage firms that had been interviewed. The Managing General Partner decided that it would be appropriate to list the Property with a real estate brokerage firm to provide the greatest exposure of the Property to the marketplace. Although this required paying a commission to a broker, the Managing General Partner believed that the broader exposure could result in a higher purchase price.

          The Broker was selected from this process based on the ability and experience of the individual directing the marketing effort and his thorough knowledge of the market for commercial properties in the Provo, Utah area. In marketing the Property, the broker utilized his extensive contacts and database of past and current buyers of properties similar to the Property.

          As a result of the marketing process, the Partnership received four offers to purchase the Property. Based on the bid price, reputation of the proposed purchaser, and ability to consummate the transaction, three buyers were given the opportunity to submit a final and best offer. To ensure that these buyers had maximum information regarding the Property, a comprehensive package of information was submitted to each of them. Final and best offers were then submitted to the Broker, from which the final and best offer for the Property was selected. To the knowledge of the Managing General Partner, the offer submitted by the Buyer was the highest cash offer for the Property.

          Complete appraisals of the Property by the independent real estate appraisal firm of Joseph I. Blake and Associates, Inc. were prepared in connection with prior annual audits of the Partnership's financial statements. A summary of the results of the appraisals follows:

                     Date of
                    Appraisal   Appraised Value
                   -----------  ---------------
                    10/31/96       $8,600,000
                    10/31/95        8,600,000
                    10/31/94        8,500,000

          These appraisals conform to the Uniform Standards of Professional Appraisal Practice and were each prepared by an individual appraiser with the MAI designation from the Appraisal Institute. There is no relationship between the Partnership, the Managing General Partner, BPL, Holdings or its officers and directors of any of their respective affiliates, and the appraiser, other than as client and appraiser.

                                                                Preliminary Copy

          The purpose of the appraisals was to estimate the market value of the fee simple estate of the Property. The appraisals were primarily based upon an inspection and evaluation of the physical condition of the Property, investigation into the surrounding shopping center markets, including a review of the rents received by and recent sales of comparable properties, and an analysis of and capitalization of the estimated future income streams to be generated by the Property.

            Notwithstanding the Managing General Partner's belief that the purchase price of the Property, based upon the extensive marketing of the Property and the most recent independent appraisals, is fair, there are no assurances that the Partnership would not be able to obtain a higher price from a sale of the Property to other buyers or in the future.

          Market Conditions and Competition for Tenants. The strategy of marketing the Property was initially prompted by improving market conditions in the Provo, Utah area, and the fact that the investment in the Property was beyond the seven to ten year holding period anticipated at the time of its acquisition. Average shopping center occupancies in Provo, Utah have remained above 97% from 1994 to 1997, while average monthly rents increased in that same period by approximately 18%, despite a 9% increase in total square feet in the market. Although these and other improvements in the market benefited the operating results of the Property, it also created an environment in which developers began to build new shopping center complexes. Construction of new shopping center space has added over 350,000 square feet of space in the past four years. In addition to this retail space, a regional mall, high-end retail center, and grocery superstore are being constructed at this time or have been recently completed. This trend is expected to continue. The prospect of added competition from newer projects, the need to complete certain anticipated maintenance of the Property in the next one to two years to remain competitive in the marketplace, and an increasing number of sales of similar properties in the market resulted in a decision to explore the feasibility of a sale of the Property.

          While the Provo, Utah, shopping center market and interest by investors in the market is currently strong, it appears that the construction phase of the real estate cycle has also accelerated and, as a result, a greater supply of shopping centers will mean greater competition, potentially lower occupancy levels and rents and, potentially, reduced cash flow from the Property.

          Therefore, the Managing General Partner does not believe, especially in light of the ongoing environmental remediation at the Property, that the value of the Property will increase in the foreseeable future materially above the net sale price to be realized by the Partnership pursuant to the Purchase and Sale Agreement. Despite this belief, however, there are no assurances that the Provo, Utah, shopping center market will not continue to improve to the extent that a future sale would generate materially higher net proceeds to the Partnership than the amount to be realized from the sale of the Property to the Buyer.

          Maintenance Costs and Capital Improvement Costs. Generally, in the initial years after the construction of a shopping center, maintenance costs are low. As a shopping center ages, maintenance costs increase in order to preserve the physical quality of the property and

                                                                Preliminary Copy

to compete with newer shopping centers. The Property is in excess of 12 years in age and the Managing General Partner expects that the Property will require, over the next one to two-year period, from $350,000 to $400,000 of maintenance and capital improvement expenditures for parking lot and roof repairs to maintain the competitive position of the Property. The original price of the Property was reduced by $100,000 through negotiations between the Buyer and the Partnership as a result of these anticipated expenditures.

          There are no assurances that the actual costs of completing the maintenance and capital improvement projects discussed above will not be more or less than the estimates provided or that additional maintenance expenses will not be required. Further, there are no assurances that the such maintenance and capital improvement expenditures would not be more than offset by future appreciation of and/or revenue generated by the Property.

          Tax Matters. With regard to ongoing tax benefits related to the ownership of the Property, the Managing General Partner believes that most non-tax exempt Limited Partners are unable to use losses generated by these investments due to the limitations on the deductibility of passive activity losses imposed by the Tax Reform Act of 1986. Thus, other than a deferral of the gain related to a sale of the Property, most Limited Partners likely will derive no significant tax benefits from a longer holding period.

            The major disadvantage to most non-tax exempt Limited Partners of a current sale of the Property and dissolution of the Partnership from a tax standpoint is the realization of the gain on the sale in 1997. If the sale of the Property was accomplished in a future year, a Limited Partner's tax liability related to the gain from a sale of the Property would be deferred to that year. With regard to tax exempt Limited Partners, the sale of the Property will create unrelated business taxable income. See "Federal Income Tax Consequences" below for a detailed presentation of the estimated tax consequences of the sale.

          Summary. Based upon (i) the Managing General Partner's determination that the purchase price for the Property is fair, (ii) the current and anticipated future status of the Provo, Utah, real estate market, (iii) the anticipation of increased future maintenance and capital improvement costs which may not be offset by appreciation of and/or revenue generated by the Property, and (iv) the elimination of the tax benefits to Limited Partners associated with ownership of the Property, the Managing General Partner has determined that the proposed sale of the Property in accordance with the Purchase and Sale Agreement and subsequent liquidation and dissolution of the Partnership is in the best interests of the Partnership.

Environmental Matters

          In fiscal 1995, a non sudden release of a dry cleaning solution, tetrachloroethylene ("PERC"), was reported by the dry cleaning tenant (the "Tenant") at the Property to the State of Utah Department of Environmental Quality ("DEQ"). The Tenant, utilizing the services of an environmental consulting firm, investigated the extent of the PERC release and its effect on soil and groundwater in the vicinity. The DEQ is monitoring the Tenant's progress. Although the Tenant is responsible for the costs of any required remediation, should the Tenant be unable to complete the required work due to limitations of its financial resources, it is likely that the

                                                                Preliminary Copy

Partnership, as owner of the Property, would be required to complete the needed remediation. The Partnership has been advised that groundwater contamination has occurred and the Partnership, on behalf of and in cooperation with the Tenant, is in the process of determining the method, cost and timing of required soil and groundwater remediation measures. The Partnership has spent approximately $78,000 to date on testing as well as legal representation in connection with the PERC release. As of the date of this Proxy Statement, the Tenant has failed to reimburse the Partnership for expenses of remediation. The Partnership has filed suit against the Tenant to recover its remediation expenses; however, there can be no assurance that the Partnership will recover any or all of such expenses from the Tenant.

          The existence of the PERC contamination has limited the potential buyers of the Property. Specifically, it has prevented marketing to many institutional buyers and public real estate investment trusts. The Partnership had to focus its marketing efforts on entrepreneurial investors who were not subject to financing or other constraints due to environmental remediation issues.

          Pursuant to the Purchase and Sale Agreement, the Buyer is purchasing the Property "as is" from the Partnership. The Buyer has investigated the Property thoroughly and is aware of and has evaluated the environmental remediation requirements with respect to the Property. The Buyer has released the Partnership from any and all claims it may have against the Partnership with respect to environmental remediation matters; however, the Partnership will remain liable to the extent provided by law for any environmental remediation costs incurred during its period of ownership of the Property, subject to its right to recover such costs against the Tenant.

          Subsequent to closing the sale of the Property and prior to complete liquidation and dissolution of the Partnership, the Managing General Partner intends to complete all environmental remediation required by applicable governmental authorities. The Managing General Partner is unsure of the time required to complete all environmental remediation to the satisfaction of applicable regulatory authorities. The Partnership will continue to bear the cost of environmental remediation of the Property through completion of such activities. The Managing General Partner intends to retain a reserve, adequate to fund all anticipated environmental remediation costs, from cash available to the Partnership until such time as such costs are fully funded. In addition, upon completion of environmental remediation of the Property, the Managing General Partner may purchase environmental insurance for the benefit of the Partnership to insure the Partnership against any future claims for environmental matters. The cost and coverage of such environmental insurance will be determined by the Managing General Partner in its discretion and the premiums will be paid from Partnership funds. After completion of the foregoing and such other steps as the Managing General Partner may determine necessary to adequately provide for all existing and potential environmental liabilities of the Partnership, a final distribution and liquidation of the Partnership will be made and the Partnership dissolved. Therefore, Limited Partners may expect an initial distribution after closing of the sale of the Property of cash available for distribution (less cash retained by the Partnership to maintain adequate reserves) and a subsequent distribution upon completion of environmental remediation as described above.

                                                                Preliminary Copy

          The Managing General Partner is unable at this time to estimate the full extent of additional expenses that may be incurred. Due to groundwater contamination, the Partnership may incur significant additional remediation costs. The estimate of costs and their timing of payment could change as a result of (i) changes to a remediation plan required by the DEQ, (ii) changes in technology available to treat the site, (iii) unforeseen circumstances existing at the site and (iv) differences between actual inflation rates and rates assumed in preparing the estimate.

Projected Operations of the Partnership

          Historically, the Partnership did not incur cash flow deficits. However, as a result of the sale of Partnership properties and environmental remediation costs being incurred by the Partnership, the Partnership is currently operating on a marginal break-even basis. If the operating results of the Partnership were to deteriorate or the Partnership incurred substantial additional costs for environmental remediation or capital expenditures, the Partnership may require additional funds to support these expenditures potentially in excess of Partnership cash reserves. The Managing General Partner has no obligation to make advances to the Partnership. To the extent that positive cash flow is generated and the Property is not sold, the Managing General Partner intends to maintain necessary cash reserves, repay amounts payable to the Managing General Partner, and thereafter make distributions to the Limited Partners.

          The Managing General Partner believes that a sale of the Property at this time is advantageous to the Partnership by avoiding the possibility of future cash flow deficits and providing funds to the Partnership to repay its outstanding debt (including debt owed to the Managing General Partner) and to make distributions to the Limited Partners.

          The mortgage payable on the Property in the amount of $5,699,528 is secured by a first deed of trust and is nonrecourse to the Partnership. The carrying value of the Property at July 31, 1997 was $6,041,334. The interest rate on the loan was 9.5% and matures May 5, 2003.

Certain Effects of the Sale

          Upon consummation of the sale of the Property, the proceeds of the sale will be used to repay the mortgage note secured by the Property and expenses of such sale. The expenses of the sale are estimated at $377,500 and are comprised of a sales commission ($302,500) and estimated title, legal fees and other expenses ($75,000).

          The Partnership will then apply the remaining net proceeds from the sale of the Property and any other funds of the Partnership to the payment of remaining debts and liabilities of the Partnership (including amounts owed to the Managing General Partner, which totalled $106,310 on July 31, 1997, including cash advances of $59,310, deferred fees earned of $21,010 and unpaid administrative expenses of $25,990), the expenses of liquidation and to the setting up of cash reserves, if necessary, to cover contingent liabilities arising out of or in connection with the operations of the Partnership (including reserves to cover environmental remediation

                                                                Preliminary Copy

expenses and liabilities). The amount owed to the Managing General Partner will be reduced by the $15,464 negative capital account of the Managing General Partner generated from the sale of the Property, resulting in a net payable to the Managing General Partner of $90,846. The remaining amounts will be distributed to the Limited Partners in one or more distributions. The timing and amount of the final distribution in liquidation of the Partnership will depend upon resolution of environmental remediation liabilities. See "Environmental Matters." Based upon the pro forma financial information as of July 31, 1997, the Limited Partners would receive approximately $3,095,018, or $288 per Unit (without reduction for applicable federal and state income taxes and additional environmental remediation expenses).

          Neither Colorado law nor the Partnership Agreement afford dissenters or appraisal rights to the Limited Partners in connection with the proposed sale of the Property. If the proposed transaction is approved by the holders of a majority in interest of Units, all Limited Partners will receive a distribution in accordance with the procedures prescribed by the Partnership Agreement.

          It is anticipated that if the proposed transaction is not consummated, the Managing General Partner will continue to manage the Property on behalf of the Partnership until such time as the Property is sold.

Accounting Treatment

          Upon closing the sale of the Property, the Partnership currently estimates that it will realize a gain for accounting purposes of approximately $2,024,338.

Federal Income Tax Consequences

          The purpose of the following discussion of Federal income tax consequences is to inform the Limited Partners of the anticipated Federal income tax consequences to the Limited Partners arising from the sale of the Property and the liquidation and dissolution of the Partnership. The tax information included herein was prepared by the Managing General Partner. The tax information is taken from tax data compiled by the Managing General Partner in its role as the Partnership's tax administrator and is not based upon the advice or formal opinion of counsel or any other independent tax advisor. The tax discussion that follows is merely intended to inform the Limited Partners of anticipated Federal income tax consequences and should not be considered tax advice. The following discussion does not take into consideration any state income tax consequences.

          The tax estimates presented in this section utilize two different tax rate scenarios ("Higher" and "Lower") in an effort to provide Limited Partners with a range of the tax consequences experienced to date related to their investment in the Partnership and the tax consequences resulting from the sale of the Property contemplated herein. It is possible that Limited Partners' individual tax situations will vary from the scenarios presented and as a result Limited Partners are encouraged to review the consequences of the sale with their tax advisor.

                                                                Preliminary Copy

          Through December 31, 1996, the Limited Partners have received the following estimated tax expense/(benefit):

                                       Higher      Lower
                                     Tax Rates   Tax Rates
                                     ----------  ---------
Gross Tax Expense/(Benefit)           $(25,393)    $39,447
                                      ========     =======
Expense/(Benefit) Per $1,000 Unit     $     (2)    $     4
                                      ========     =======

These estimates are based on the following assumptions:

     (a) Each Limited Partner was allocated the same amount of gain, loss, income, or deduction per Unit in the initial year of the Partnership whereas the actual amount of income allocated during the initial year was different based upon the day on which the Limited Partner acquired an interest in Units of the Partnership.

     (b) The passive activity losses generated by the Partnership were fully deducted in the year the losses were generated.

     (c) There were no limitations on the deductibility of capital losses. Capital losses were fully deducted in the year in which they were generated.

     (d)  Tax rates per year:

                         Higher      Lower
             Year      Tax Rates   Tax Rates
          -----------  ----------  ----------
           1984-1986       40%         25%
           1987-1997       28%         15%

                                                                Preliminary Copy

     The sale of the Property and liquidation and dissolution of the Partnership will result in a net gain for Federal income tax purposes in 1997. The amount of this net gain allocated to the Limited Partners is estimated to be $1,925,088. The Managing General Partner estimates that the composition of this gain and the Federal income tax liability or benefit related thereto will be as follows:

                                              Per Unit
                                            -------------
                                            Higher  Lower
                                 Total       Tax     Tax
                             -------------  Rates   Rates
                                            ------  -----
Ordinary loss                  $  (93,111)    --      --

Section 1231 gain/1/            2,114,388     --      --

Long-term capital loss            (96,189)    --      --

Net gain allocated to
   Limited Partners             1,925,088     --      --

Federal income tax
 liability -  no passive
 activity loss
 carryforward/2/                    --       $50     $27


/1/ Generally, Section 1231 gain is treated as long-term capital gain. The maximum tax rate on capital gains in 1997 is 28 percent, whereas the maximum tax rate in 1997 on ordinary income is 39.6 percent.

/2/  This Federal income tax calculation assumes:

          (a) The passive activity losses generated by the Partnership in prior years were fully deducted in the year the losses were generated.

          (b) There are no limitations on the deductibility of the long-term capital loss. Capital losses were fully deducted in the year the losses were generated.

          (c)  The calculation is as follows:


                                                          Higher       Lower
                                                        Tax Rates    Tax Rates
                                                        ---------    ---------

                    Assumed Federal tax rate                 28%         15%

                    Total income allocated (per Unit)      $180         $180

                    Federal income tax per Unit            $ 50         $ 27

                                                                Preliminary Copy

          If the passive activity losses generated by the Partnership in prior years were not utilized to offset passive and activity income, these losses may be fully deducted in 1997, generating additional tax benefit. In addition, the Limited Partners' share of Partnership syndication costs is $943,870 ($88 per Unit). These costs have never been deducted by the Partnership and are not included in the 1997 long-term capital loss figure. Please consult your tax advisor to discuss the proper treatment of these costs upon the liquidation of the Partnership and final distribution corresponding to your Partnership interest.

          The preceding tax discussion assumes the partner is a taxable entity. For tax-exempt Limited Partners such as IRAs, certain pension and profit-sharing plans and other tax-exempt entities, the unrelated business taxable income ("UBTI") allocable to the Limited Partners from the sale of the Property and the liquidation and dissolution of the Partnership is estimated as follows:

                                        Total        Per Unit
                                    -------------  ------------
UBTI from sale of the Property        $2,110,376       $197
Loss from operations                     (93,111)        (9)


Tax-exempt entities subject to UBTI should consult their tax advisor for the treatment and reporting of the UBTI from the sale of the Property, the loss from operations and the tax consequences of the liquidation and dissolution of the Partnership and final distribution corresponding to their Partnership interest.

Interests of Certain Persons in the Purchase and Sale Agreement

          After the payment of the remaining liabilities of the Partnership and the expenses of liquidation and the establishment of cash reserves as the Managing General Partner determines appropriate to cover potential contingent liabilities (see "Environmental Matters"), the Managing General Partner intends to distribute all of the available funds of the Partnership. Included in the remaining liabilities of the Partnership are the net amounts owed to the Managing General Partner for cash advances made to the Partnership, deferred fees earned, and unpaid administrative expenses reduced by the negative capital account balance of the Managing General Partner resulting from the sale of the Property. These net amounts totalled $90,486 as of July 31, 1997, and will be adjusted for any additional liabilities of the Partnership to the Managing General Partner through closing. See "Distributions in Liquidation of the Partnership" below.

          Pursuant to the Partnership Agreement, the Managing General Partner is not permitted to grant to itself or to any affiliate an exclusive listing for the sale of Partnership properties. The Managing General Partner will not receive a sales commission or fee associated with the sale of the Property.
None of the officers, directors, employees or affiliates of Holdings will receive any incentive compensation related to the sale of the Property.

                                                                Preliminary Copy

Distributions in Liquidation of the Partnership

          The following is a brief summary of the Partnership's estimated distributions in liquidation of the Partnership after the sale of the Property. All of the following selected financial information is based upon amounts as of July 31, 1997, and certain estimates of liabilities at closing (assuming a closing date of November 15, 1997). The estimated distributions do not take into consideration federal or state income tax liabilities or additional environmental remediation expenses. Final results may differ from these estimates. A more detailed discussion of the financial consequences of the sale of the Property and liquidation of the Partnership is set forth below under the caption "Unaudited Pro Forma Financial Information." All Limited Partners are encouraged to review carefully the unaudited pro forma financial statements and notes thereto.

          If the holders of a majority in interest of the Units approve the proposed sale of the Property and the liquidation and dissolution of the Partnership and the transaction is closed, the Partnership will distribute the available funds of the Partnership pursuant to the terms of the Partnership Agreement. The estimated available funds of the Partnership after the sale of the Property do not include additional accruals for environmental remediation expenses and are as follows:

                                                                               Total
                                                                          ---------------
Distribution to Partners:
-------------------------
Total contract sale price                                                   $ 8,500,000
Selling commission                                                             (302,500)
Other expenses of sale (primarily legal fees and title insurance)               (75,000)
  Less:  Current liabilities of Parkway (including mortgage payable)         (5,821,675)
  Adjusted cash received                                                      2,300,825
    Add:  Current liquid assets of the Partnership                              900,039
    Less:  Outstanding debt to Managing General Partner                         (90,846)
    Estimated expenses of liquidation and dissolution                           (15,000)
                                                                            -----------
Cash available for final distribution                                       $ 3,095,018
                                                                            ===========
Distribution to Limited Partners per $1,000 unit                            $       288
                                                                            ===========

                                                                Preliminary Copy

          Based upon financial information available at July 31, 1997, set forth below is a summary of all cash distributions that will have been made to Limited Partners from the inception of the Partnership through the distribution of the estimated available cash in liquidation and dissolution of the Partnership.

                                                          Aggregate            Distribution
                                                        Distribution          per $1,000 Unit
                                                    ---------------------  ---------------------
Actual Partnership Distributions from
  Net Operating Cash Flow to Date                        $ 7,737,873              $  722.01
Estimated Partnership Distributions in
  Liquidation of the Partnership                           3,095,018                 288.00
                                                         -----------              ---------
Total Cash Distributions to the
  Limited Partners                                       $10,832,891              $1,010.01
                                                         ===========              =========

          Based upon financial information available at September 10, 1997, set forth below is an estimate of the cumulative per Unit Federal income tax results, for taxable persons, and cash distributions during the life of the Partnership assuming the sale of the Property and distribution of available cash in liquidation of the Partnership:

                                                           Higher                  Lower
                                                        Tax Rates(1)            Tax Rates(1)
                                                    ---------------------  ---------------------
Federal Income Tax Results

             Ordinary Income                              $   67                    $   41

             Capital Loss                                    (68)                      (36)

             Section 1231 Gain                                49                        26
                                                          ------                    ------
Total Tax Expense per Unit                                $   48                    $   31
                                                          ======                    ======
Cash Distributions to Limited Partners per Unit
              (Return of Capital)                         $1,010                    $1,010
                                                          ======                    ======
Total Tax and Cash Benefit per Unit                       $  962                    $  979
                                                          ======                    ======

---------------------------------
/(1)/  Assumed Tax Rates:

                                  Higher              Lower
                   Year          Tax Rates          Tax Rates
                ---------      ------------       -------------
                1984-1986           40%                25%
                1987-1997           28%                15%

                                                                Preliminary Copy


                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

          The following unaudited pro forma balance sheet assumes that as of July 31, 1997, the Partnership had sold the Property to the Buyer for $8,500,000 and liquidated and dissolved the Partnership. The funds available for distribution to Limited Partners, adjusting for payment of liabilities of the Partnership, expenses and prorations of sale and expenses of liquidation, are expected to total approximately $3,095,018. All of such funds will be distributed to the Limited Partners pursuant to the terms of the Partnership Agreement (subject to reserves for environmental remediation expenses).

          The unaudited pro forma statements of operations which follow restate the historical operations of the Partnership for the year ended October 31, 1996, and the nine months ended July 31, 1997, through the elimination in total of the operating results of the Partnership.

          The unaudited pro forma balance sheet and unaudited pro forma statement of operations should be read in conjunction with the appropriate notes to the unaudited pro forma financial information.

          ALL OF THE FOLLOWING UNAUDITED PRO FORMA FINANCIAL INFORMATION IS BASED UPON AMOUNTS AS OF JULY 31, 1997. FINAL RESULTS MAY DIFFER FROM SUCH INFORMATION.

                                                                Preliminary Copy


                       BOETTCHER PENSION INVESTORS LTD.
                            (A Limited Partnership)

                            Pro Forma Balance Sheet
                                 July 31, 1997
                                  (Unaudited)


                                                                                 Pro Forma Adjustments
                                                                       -----------------------------------------
                                                     Historical              Sale of         Liquidation and       Pro Forma
                                                   July 31, 1997             Parkway           Dissolution       July 31, 1997
                                                   --------------       -----------------    ----------------    -------------
Assets
------
Real estate held for sale                            $6,041,334             $(6,041,334)        $         -        $   -
Cash and cash equivalents at cost,
  which approximates market value                       900,039               2,300,825          (3,200,864)           -
Accounts receivable and other assets, net                41,828                 (41,828)                  -            -
  of allowances of $109,545                          ----------             -----------         -----------        -----------
  Total Assets                                       $6,983,201             $(3,782,337)        $(3,200,864)       $   -
                                                     ==========             ===========         ===========        ===========
Liabilities and Partners' Capital
---------------------------------
Mortgage payable                                     $5,699,528             $(5,699,528)        $         -        $   -
Payable to Managing General Partner                     106,310                       -             (90,846)           -
                                                                                                    (15,464)
Property taxes payable                                   38,482                 (38,482)                  -            -
Accrued interest payable                                 45,121                 (45,121)                  -            -
Accounts payable and accrued liabilities                 17,505                 (17,505)                  -            -
Other liabilities                                        21,039                 (21,039)                  -            -
                                                     ----------             -----------         -----------        -----------
    Total Liabilities                                 5,927,985              (5,821,675)           (106,310)           -
                                                     ----------             -----------         -----------        -----------
Partners' Capital:
  General partners                                      (35,857)                 20,393              15,464            -
  Limited partners                                    1,091,073               2,018,945          (3,110,018)           -
                                                     ----------             -----------         -----------        -----------
  Total Partners' Capital                             1,055,216               2,039,338          (3,094,554)           -
                                                     ----------             -----------         -----------        -----------
  Total Liabilities & Partners' Capital              $6,983,201             $(3,782,337)        $(3,200,864)       $   -
                                                     ==========             ===========         ===========        ===========




See accompanying notes to pro forma financial information.

                                                                Preliminary Copy


                       BOETTCHER PENSION INVESTORS LTD.
                            (A Limited Partnership)

                       Pro Forma Statement of Operations
                    For the Nine Months Ended July 31, 1997
                                  (Unaudited)


                                                                               Pro Forma
                                                                              Adjustments
                                                                       --------------------------
                                                   Historical               Sale of Parkway                Pro Forma
                                                Nine Months Ended             Liquidation              Nine Months Ended
                                                  July 31, 1997             and Dissolution              July 31, 1997
                                            -------------------------  --------------------------  -------------------------

Revenue:
 Rental income                                      $715,731                  $(715,731)                   $ -
 Tenant reimbursements and other income              118,082                   (118,082)                     -
 Interest income                                      25,708                    (25,708)                     -
                                                    --------                  ---------                    ------
                                                     859,521                   (859,521)                     -
                                                    --------                  ---------                    ------
Expenses:
 Interest                                            408,119                   (408,119)                     -
 Property taxes                                       45,218                    (45,218)                     -
 Fees and reimbursements to Managing
   General Partner                                    18,782                    (18,782)                     -
 Other management fees                                32,510                    (32,510)                     -
 Repairs and maintenance                              52,885                    (52,885)                     -
 Utilities                                            16,028                    (16,028)                     -
 General and administrative                           58,329                    (58,329)                     -
 Environmental                                        31,526                    (31,526)                     -
                                                    --------                  ---------                    ------
                                                     663,397                   (663,397)                     -
                                                    --------                  ---------                    ------
   Net earnings (loss)                              $196,124                  $(196,124)                   $ -
                                                    ========                  =========                    ======
 Net earnings per limited partnership unit
  using the weighted average number of
  limited partnership units outstanding
  of 10,717                                         $18.30                    $(18.30)                   $ -
                                                    ========                  =========                    ======




See accompanying notes to pro forma financial information.

                                                                Preliminary Copy


                       BOETTCHER PENSION INVESTORS LTD.
                            (A Limited Partnership)

                       Pro Forma Statement of Operations
                      For the Year Ended October 31, 1996
                                (Unaudited)

                                                                                Pro Forma
                                                                               Adjustments
                                                                        --------------------------
                                                    Historical               Sale of Parkway               Pro Forma
                                                    Year Ended                 Liquidation                 Year Ended
                                                 October 31, 1996            and Dissolution            October 31, 1996
                                            --------------------------  --------------------------  -------------------------
Revenue:
 Rental income                                     $  981,777                $  (981,777)                    $   -
 Tenant reimbursements and other income               180,206                   (180,206)                        -
 Interest income                                       30,863                    (30,863)                        -
                                                   ----------                -----------                     ---------
                                                    1,192,846                 (1,192,846)                        -
                                                   ----------                -----------                     ---------
Expenses:
 Interest                                             550,891                   (550,891)                        -
 Depreciation and amortization                        195,840                   (195,840)                        -
 Property taxes                                        82,585                    (82,585)                        -
 Fees and reimbursements to Managing                                                                             -
  General Partner                                      23,201                    (23,201)

 Other management fees                                 49,184                    (49,184)                        -
 Repairs and maintenance                               72,370                    (72,370)                        -
 Utilities                                             34,267                    (34,267)                        -
 General and administrative                           123,487                   (123,487)                        -
 Environmental                                         46,157                    (46,157)                        -
                                                   ----------                -----------                     ---------
                                                    1,177,982                 (1,177,982)                        -
                                                   ----------                -----------                     ---------
 Earnings (loss) from operations                       14,864                    (14,864)                        -
 Gain (loss) on sale of real estate                   (20,402)                    20,402                         -
  investment                                       ----------                -----------                     ---------
Net earnings (loss)                                $   (5,538)               $     5,538                     $   -
                                                   ==========                ===========                     =========
Net earnings (loss) per limited
  partnership unit using
  weighted average number of limited
  partnership units outstanding                         $(.52)                      $.52                     $   -
  consisting of 10,717                             ==========                ===========                     =========




See accompanying notes to pro forma financial information.

                                                                Preliminary Copy


                       BOETTCHER PENSION INVESTORS LTD.
                            (A Limited Partnership)

              NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

1) The unaudited pro forma balance sheet assumes that the Partnership had sold the Property to the Buyer for $8,500,000 and liquidated and dissolved the Partnership as of July 31, 1997. The unaudited pro forma statements of operations restate the historical operations of the Partnership for the year ended October 31, 1996 and for the nine months ended July 31, 1997, by eliminating in total the operating results of the Partnership.

2) The estimated gain recognized from the sale of the Property and estimated distribution of available funds in liquidation of the Partnership to Limited Partners as of July 31, 1997, has been computed as follows:

Gain on sale of real estate investment:
---------------------------------------
Total contract sale price                                                                     $ 8,500,000
 Less:  Net book value of real estate investment                                               (6,041,334)
        Selling commission                                                                       (302,500)
        Other expenses of sale (primarily legal fees and title insurance)                         (75,000)
                                                                                              -----------
Gain on sale                                                                                    2,081,166
Write off of non-cash assets                                                                      (41,828)
Estimated expenses of liquidation and dissolution                                                 (15,000)
                                                                                              -----------
Net gain on sale and dissolution                                                              $ 2,024,338
                                                                                              ===========
Distribution to Partners:
-------------------------
Total contract sale price                                                                     $ 8,500,000
Less:  Selling commission                                                                        (302,500)
       Other expenses of sale (primarily legal fees and title insurance)                          (75,000)
       Current liabilities of Parkway (including mortgage payable)                             (5,821,675)
                                                                                              -----------
Adjusted cash received                                                                          2,300,825
    Add:   Current liquid assets of the Partnership                                               900,039
    Less:  Outstanding debt to Managing General Partner                                           (90,846)
           Estimated expenses of liquidation and dissolution                                      (15,000)
                                                                                              -----------
Cash available for final distribution                                                         $ 3,095,018
                                                                                              ===========
Distribution to Limited Partners per $1,000 unit                                              $       288
                                                                                              ===========

                                                                Preliminary Copy


                  CERTAIN INFORMATION ABOUT THE PARTNERSHIP,
                   THE MANAGING GENERAL PARTNER AND HOLDINGS


          The principal executive offices of the Partnership, the Managing General Partner and Holdings are located at 77 West Wacker Drive, Chicago, Illinois 60601, and their telephone number is (312) 574-6000.

          The Units are registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). As such, the Partnership currently is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is obligated to file periodic reports, proxy statements and other information with the Securities and Exchange Commission relating to its business, financial condition and other matters. Reports and other information filed by the Partnership can be inspected at and obtained from the Commission at prescribed rates at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at certain regional offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 13th Floor, 7 World Trade Center, New York, New York 10048. The Commission maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Partnership's registration and reporting requirements under the Exchange Act will discontinue after the sale of the Property and liquidation and dissolution of the Partnership.


                             INDEPENDENT AUDITORS

          KPMG Peat Marwick LLP is the Partnership's independent auditors. No representatives of KPMG Peat Marwick LLP will attend the Special Meeting of Limited Partners.


                          INCORPORATION BY REFERENCE

          The following shall be deemed to be incorporated by reference into this Proxy Statement:

               (a) The Partnership's Annual Report on Form 10-K/A for the fiscal year ended October 31, 1996, specifically Item 1. Business, Item 2. Properties,
Item 5. Market for the Registrant's Limited Partnership Interests and Related Limited Partner Matters, Item 6. Selected Financial Data, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations, Item
8. Financial Statements and Supplementary Data, and Item 13. Certain Relationships and Related Transactions;

               (b) The Partnership's Quarterly Report on Form 10-Q for the quarter ended July 31, 1997; and

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                                                                Preliminary Copy

               (c) All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date of the Special Meeting.

               Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

          This Proxy Statement is accompanied by the Partnership's Annual Report on Form 10-K/A for the fiscal year ended October 31, 1996, and the Partnership's Quarterly Report on Form 10-Q for the quarter ended July 31, 1997. The Partnership will provide, without charge, to each person to whom this Proxy Statement is delivered, upon written or oral request of such person and by first class mail or equally prompt means, within one business day of receipt of such request, a copy of any and all other information that has been incorporated by reference in this Proxy Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates). Requests for such information should be directed to Investor Services Department, 77 West Wacker Drive, Chicago, Illinois 60601, (312) 574-5312.



Appendix A  - Form of Proxy

                                      24
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                                                                Preliminary Copy

                                  Appendix A
                                  ----------

                                     PROXY

                       BOETTCHER PENSION INVESTORS LTD.
                 77 West Wacker Drive, Chicago, Illinois 60601

                     This proxy is solicited on behalf of
                       Boettcher Pension Investors Ltd.

     The undersigned hereby appoints Thomas M. Mansheim and Kelly J. Stradinger, or each of them, with full power of substitution, as proxies, and hereby authorizes them to represent and to vote as designated below all units of limited partner interest of Boettcher Pension Investors Ltd. (the "Partnership") held of record by the undersigned on October ___, 1997 at the Special Meeting of the Limited Partners of the Partnership to be held on November ___, 1997, or any adjournments or postponements thereof.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Limited Partner or, if no direction is given, this proxy will be voted FOR the Proposal and in the same manner with respect to any proposal to adjourn the Special Meeting. Additionally, this proxy may be voted in the discretion of the proxies appointed hereby with respect to any matter incident to the conduct of the Special Meeting.

     Please check the appropriate blanks below in blue or black ink.

     Proposal to sell substantially all the assets of the Partnership, comprised of the shopping center property owned by the Partnership located in Provo, Utah, commonly known as Parkway Village Shopping Center, and to subsequently liquidate and dissolve the Partnership.

          ___ For            ___ Against            ___ Abstain


                                ____________________________          __________
                                Signature                             Date

                                ____________________________
                                Print Name


                                ____________________________          __________
                                Signature, if held jointly            Date

                                ____________________________
                                Print Name

                    Please sign exactly as your name appears on the certificate(s) representing your limited partner interest(s). When such interest(s) are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please have signed in full corporate name by the president or other authorized officer. If a partnership, please have signed in partnership name by an authorized person.

            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                         USING THE ENCLOSED ENVELOPE.